Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated Financial Statements of

Cascade Microtech, Inc.

As of and for the nine months ended September 30, 2013

and for the year ended December 31, 2012

Overview

On October 1, 2013, we closed our acquisition (the “ATT Acquisition”) of ATT Advanced Temperature Test Systems GmbH (“ATT Systems”). The following unaudited pro forma condensed consolidated financial statements have been prepared on the basis of assumptions described in the notes thereto. The unaudited pro forma condensed consolidated balance sheet was prepared as of September 30, 2013 as if the ATT Acquisition, as further discussed in Note 1, had occurred on September 30, 2013. The unaudited pro forma condensed consolidated income statement for the nine months ended September 30, 2013 was prepared using financial information for the nine months ended September 30, 2013 for us and for the nine months ended July 31, 2013 for ATT Systems as if the Acquisition had occurred as of January 1, 2012. The unaudited pro forma condensed consolidated income statement for the year ended December 31, 2012 was prepared using our financial information for the year ended December 31, 2012 and for the year ended October 31, 2012 for ATT Systems as if the ATT Acquisition had occurred as of January 1, 2012. As described in Note 1, these pro forma condensed consolidated financial statements have been prepared on the basis of accounting principles that we had in effect at the date of the announcement of the ATT Acquisition. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the financial position or results of operations would have been had the ATT Acquisition occurred on the dates or for the periods indicated and do not purport to indicate future results of operations. In preparing the unaudited pro forma condensed consolidated financial statements, no adjustments have been made to reflect savings or additional costs that may result from the ATT Acquisition.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical consolidated financial statements for the year ended December 31, 2012 included in our Annual Report on Form 10-K and for the three and nine-month periods ended September 30, 2013 included in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, and the financial statements of ATT Systems included in Exhibit 99.1 and Exhibit 99.2 to this Form 8-K/A filing.

Cascade Microtech, Inc.

Pro Forma Condensed Consolidated Balance Sheets

September 30, 2013

(Unaudited, In thousands, except per share amounts)

	Cascade		Pro Forma
	Microtech, Inc.	ATT	Adjustments		Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$26,926	$559	$(11,898	)A	$15,587
Short-term marketable securities	5,258	—	—		5,258
Accounts receivable, net of allowances	18,410	408	—		18,818
Inventories	23,445	2,015	570	B	26,030
Prepaid expenses and other	2,643	1,393	—		4,036

Total Current Assets	76,682	4,375	(11,328)		69,729
Fixed assets, net	6,528	137	—		6,665
Goodwill	1,655	—	12,327	B	13,982
Purchased intangible assets, net of accumulated amortization	2,521	—	14,859	B	17,380
Other assets, net of accumulated amortization	1,571	—	—		1,571

Total Assets	$88,957	$4,512	$15,858		$109,327

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$5,972	$518	$—		$6,490
Deferred revenue	1,383	—	—		1,383
Accrued liabilities	6,415	382	(130	)B	6,667

Total Current Liabilities	13,770	900	(130)		14,540
Deferred revenue	485	—	—		485
Long-term deferred tax liability	—	—	4,061	B	4,061
Other long-term liabilities	2,085	—	1,016	A	3,101

Total Liabilities	16,340	900	4,947		22,187
Shareholders’ Equity:
Common stock, $0.01 par value. Authorized 100,000 shares; issued and outstanding: 14,490 actual and 16,098 pro forma	145	338	(322	)A, C	161
Additional paid-in capital	92,497	—	14,507	A	107,004
Accumulated other comprehensive loss	(236)	—	—		(236)
Retained earnings (accumulated deficit)	(19,789)	3,274	(3,274	)C	(19,789)

Total Shareholders’ Equity	72,617	3,612	10,911		87,140

Total Liabilities and Shareholders’ Equity	$88,957	$4,512	$15,858		$109,327

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

Cascade Microtech, Inc.

Pro Forma Condensed Consolidated Statements of Operations

Year Ended December 31, 2012

(Unaudited, In thousands, except per share amounts)

	Cascade		Pro Forma
	Microtech, Inc.	ATT(1)	Adjustments		Pro Forma
Revenue	$112,963	$6,875	$(1,330	)D	$118,508
Cost of sales	63,012	3,178	(1,330	)D	64,860

Gross profit	49,951	3,697	—		53,648
Operating expenses:
Research and development	11,017	315	254	E	11,586
Selling, general and administrative	31,377	1,160	2,447	E, F	34,984

Total operating expenses	42,394	1,475	2,701		46,570

Income from operations	7,557	2,222	(2,701)		7,078
Other income (expense):
Interest income, net	52	107	—		159
Other, net	(801)	12	—		(789)

Total other income (expense), net	(749)	119	—		(630)

Income from continuing operations before income taxes	6,808	2,341	(2,701)		6,448
Income tax expense (benefit)	709	—	(95	)G	614

Net income	$6,099	$2,341	$(2,606)		$5,834

Basic net income per share	$0.43				$0.37

Diluted net income per share	$0.42				$0.36

Shares used in per share calculations:
Basic	14,182		1,608	H	15,790

Diluted	14,390		1,608	H	15,998

(1)	ATT’s fiscal year ended October 31, 2012 and, accordingly, the financial information for ATT included here is for the twelve months ended October 31, 2012.

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

Cascade Microtech, Inc.

Pro Forma Condensed Consolidated Statements of Operations

Nine Months Ended September 30, 2013

(Unaudited, In thousands, except per share amounts)

	Cascade		Pro Forma
	Microtech, Inc.	ATT(1)	Adjustments		Pro Forma
Revenue	$85,975	$8,294	$(686	)D	$93,583
Cost of sales	46,739	3,574	(686	)D	49,627

Gross profit	39,236	4,720	—		43,956
Operating expenses:
Research and development	7,900	245	194	E	8,339
Selling, general and administrative	26,207	936	1,864	E, F	29,007

Total operating expenses	34,107	1,181	2,058		37,346

Income from operations	5,129	3,539	(2,058)		6,610
Other income (expense):
Interest income, net	40	59	—		99
Other, net	(269)	16	—		(253)

Total other income (expense), net	(229)	75	—		(154)

Income from continuing operations before income taxes	4,900	3,614	(2,058)		6,456
Income tax expense	284	—	410	G	694

Net income	$4,616	$3,614	$(2,468)		$5,762

Basic net income per share	$0.32				$0.36

Diluted net income per share	$0.31				$0.35

Shares used in per share calculations:
Basic	14,339		1,608	H	15,947

Diluted	14,688		1,608	H	16,296

(1)	ATT’s fiscal year ended October 31, 2012 and, accordingly, the financial information for ATT included here is for the nine months ended July 31, 2013.

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

Cascade Microtech, Inc.

Notes to Pro Forma Condensed Consolidated Financial Statements

As of and for the nine months ended September 30, 2013

and for the year ended December 31, 2012

(Unaudited)

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) in effect for the periods presented.

On October 1, 2013, we closed our acquisition (the “ATT Acquisition”) of ATT Advanced Temperature Test Systems GmbH (“ATT Systems”). ATT Systems is a leader in the manufacturing of advanced thermal systems used in the testing of semiconductor wafers. ATT Systems provides enhanced thermal solutions for wafer testing over expanded temperatures that typically range from -60 to 300 degrees centigrade. We believe the acquisition strategically positions the combined companies for future system development and access to larger markets.

The unaudited pro forma condensed consolidated financial statements include:

•

An unaudited pro forma condensed consolidated balance sheet as of September 30, 2013 prepared from our unaudited condensed consolidated balance sheet as of September 30, 2013 prepared in accordance with U.S. Generally Accepted Accounting Standards (“GAAP”) and the unaudited balance sheet of ATT Systems as of October 1, 2013 prepared in accordance with German GAAP, which reflects the ATT Acquisition as if it occurred on September 30, 2013;

•

An unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2013 prepared from our unaudited condensed consolidated statement of operations for the nine months ended September 30, 2013 prepared in accordance with U.S. GAAP and the unaudited condensed consolidated statement of operations for the nine months ended July 31, 2013 for ATT Systems prepared in accordance with German GAAP, which reflects the ATT Acquisition as if it had occurred on January 1, 2012; and

•

An unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012 prepared from our audited statement of operations for the year ended December 31, 2012 prepared in accordance with U.S. GAAP and the audited statement of operations for the year ended October 31, 2012 for ATT Systems prepared in accordance with German GAAP, which reflects the ATT Acquisition as if it had occurred on January 1, 2012.

Other than recording a tax provision for ATT Systems, there are no material adjustments that would be required to be made to convert the ATT Systems financial statements that are presented in accordance with German GAAP to be presented in accordance with U.S. GAAP.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical consolidated financial statements as of and for the year ended December 31, 2012 included in our 2012 Annual Report on Form 10-K and as of and for the three and nine-month periods ended September 30, 2013 included in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. In the opinion of management, these unaudited pro forma condensed consolidated financial statements include all adjustments necessary for a fair presentation.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the financial position or results of operations would have been had the ATT Acquisition occurred on the dates or for the periods indicated and do not purport to indicate future results of operations.

Note 2. Purchase Price Allocation

On October 1, 2013, we acquired all of the outstanding shares of ATT Systems for consideration of 9.2 million euro, or approximately $12.4 million, net of cash acquired of approximately 0.4 million euro, and 1.6 million shares of our common stock with a value of $14.5 million. Approximately 8.8 million euro were paid at closing, with the remaining 0.8 million euro to be paid as follows: 0.4 million euro on October 1, 2014 and 0.4 million euro on October 1, 2015, subject to adjustments for working capital.

The allocation of the purchase price for the ATT Acquisition was as follows (dollars in thousands):

Assets:		Useful Life
Cash	$559	—
Accounts receivable	408	—
Inventory	2,585	—
Prepaid expenses and other	1,393	—
Fixed assets	137	3 years
Goodwill	12,327	—
Other intangible assets:
Core technology	10,266	6 years
Customer relationships	3,377	8 years
Trademarks and tradenames	1,216	10 years

	14,859

	32,268

Liabilities:
Accounts payable	518	—
Accrued liabilities	252	—
Long-term deferred tax liability	4,061	6-10 years

	4,831

Net assets acquired	$27,437

The key factors attributable to the creation of goodwill by the transaction are the assembled workforce and our assessment regarding the ability of the business to generate cash flows beyond the lives of the finite-lived intangible assets. None of the goodwill or purchased intangibles are expected to be deductible for income tax purposes. The weighted average amortization period for all intangible assets acquired is 6.8 years.

The long-term deferred tax liability relates to the difference between the fair value of the acquired net assets, excluding goodwill, and their respective carryover historical tax basis and will generally be amortized over the life of the acquired intangibles.

Note 3. Transaction Costs

Transaction costs of $0.4 million through September 30, 2013 were expensed as incurred as a component of Selling, general and administrative expenses. We anticipate incurring an additional $0.2 million of acquisition costs subsequent to September 30, 2013, which will be expensed as incurred as a component of Selling, general and administrative expenses. Estimated transaction costs subsequent to September 30, 2013 are not included in the unaudited pro forma statements of operations.

Note 4. Pro Forma Adjustments

The following pro forma adjustments are included in our unaudited pro forma condensed consolidated financial statements:

(A)	To record consideration paid for the ATT Acquisition (in thousands):

Cash paid through September 30, 2013	$11,898
Consideration to be paid half on October 1, 2014 and half on October 1, 2015 recorded as Other long-term liabilities.	1,016
Common stock	16
Additional paid-in capital related to issuance of common stock	14,507

$27,437

(B)	To record adjustments for the purchase price allocation (in thousands):

Inventory step-up	$570
Goodwill	12,327
Purchased intangible assets	14,859
Eliminate intercompany payables	(130)
Long-term deferred tax liability	4,061

The long-term deferred tax liability relates to the difference between the fair value of the acquired net assets, excluding goodwill, and their respective carryover historical tax basis and will generally be amortized over the life of the acquired intangibles.

(C)	To adjust for the equity accounts of ATT Systems as of the acquisition date (in thousands):

Common stock	$(338)
Retained earnings	(3,274)

$(3,612)

(D)	To eliminate intercompany sales from ATT Systems to us and our cost of sales (in thousands):

	Year Ended December 31, 2012	Nine Months Ended September 30, 2013
Revenue	$(1,330)	$(686)
Cost of sales	(1,330)	(686)

Gross profit	$—	$—

(E)	To record compensation to key employees of ATT Systems as a result of contracts entered into in connection with the ATT Acquisition (in thousands):

	Year Ended December 31, 2012	Nine Months Ended September 30, 2013
Research and development	$254	$194
Selling, general and administrative	291	222

	$545	$416

(F)	To record amortization expense related to acquired intangible assets.

(G)	To record tax expense at ATT System’s statutory tax rate (dollars in thousands):

	Year Ended December 31, 2012	Nine Months Ended September 30, 2013
ATT Systems net income as reported	$2,341	$3,614
Pre-tax pro forma adjustment to net income	(2,701)	(2,058)

Adjusted net income (loss)	(360)	1,556
Statutory tax rate	26.325%	26.325%

Income tax expense (benefit)	$(95)	$410

(H)	To record our common shares issued in connection with the ATT Acquisition.